Exhibit 2.3

Ed Murray, WY Secretary of State

FILED: 01/27/2017 03:55 PM

Original ID: 2016-000734483

Amendment ID: 2017-002007154

ARTICLES OF MERGER

OF

TRANS-PACIFIC AEROSPACE COMPANY, INC.,

a Nevada corporation

INTO

TRANS-PACIFIC AEROSPACE COMPANY, INC.

a Wyoming corporation

The undersigned corporations, Trans-Pacific Aerospace Company, Inc., organized and existing under and by virtue of the Nevada Business Corporation Act, and Trans-Pacific Aerospace Company, Inc., organized and existing under and by virtue of the Wyoming General Corporation Law,

DO HEREBY CERTIFY THE FOLLOWING:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger are as follows;

Name	State of Incorporation

Trans-Pacific Aerospace Company, Inc.	Nevada

Trans-Pacific Aerospace Company, Inc.	Wyoming

SECOND: An agreement and plan of merger between the parties to the merger (the “Merger Agreement”) has been duly approved by the shareholders of Trans-Pacific Aerospace Company, Inc., a Wyoming corporation.

THIRD: The participation of Trans-Pacific Aerospace Company, Inc., a Nevada corporation, with respect to the Merger Agreement and the merger contemplated thereby, was duly authorized as required by the laws of the State of Nevada.

FOURTH: The Articles of Incorporation of Trans-Pacific Aerospace Company, Inc., a Wyoming corporation, shall be the Articles of Incorporation of the surviving corporation.

IN WITNESS WHEREOF, this Articles of Merger is made on January 20, 2017, by the President of Trans-Pacific Aerospace Company, Inc., a Wyoming corporation, on its behalf.

TRANS-PACIFIC AEROSPACE COMPANY, INC.,

a Wyoming corporation

By: /s/ William McKay

       William McKay, President

Received

Jan 24, 2017

Secretary of State

Wyoming

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STATE OF WYOMING

Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF MERGER

TRANS-PACIFIC AEROSPACE COMPANY, INC. (NV) (Unqualified Non-survivor)

Merged into Trans-Pacific Aerospace Company, Inc. (Wyoming) (Qualified Survivor)

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 27th day of January , 2017.

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